UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2008

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2008, the Board of Directors of DaVita Inc. (the “Company”) approved the appointment of Richard K. Whitney as the Company’s Chief Financial Officer, effective March 1, 2008. Mr. Whitney will be working in this capacity with the Company on a part-time basis that is expected to continue for one to two years. As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2007, effective November 30, 2007, Mark G. Harrison stepped down as Chief Financial Officer of the Company and James Hilger, the Company’s Vice President and Controller, became the Company’s acting Chief Financial Officer. Effective March 1, 2008, Mr. Hilger will relinquish his duties as acting Chief Financial Officer of the Company.

Mr. Whitney rejoined the Company on February 13, 2008 as an employee prior to the effectiveness of his appointment as the Company’s Chief Financial Officer. Since December 2005, Mr. Whitney, age 40, was the founder and serves as a managing member of Whitney Capital, LLC, a private equity investment firm which invests primarily in healthcare services and products companies. Since December 2006, Mr. Whitney has served as a venture partner of New Enterprise Associates, a private equity firm. From February 2005 to January 2006, Mr. Whitney served as Chairman of the Board of Specialty Laboratories, Inc., a reference laboratory services company, and as a director of Specialty Laboratories, Inc. from September 2004 to January 2006. From February 2000 to February 2004, Mr. Whitney served as the Chief Financial Officer of the Company. Mr. Whitney is a Certified Public Accountant and holds a B.S. in Business Administration from Pennsylvania State University and an M.B.A. from Harvard Business School.

There are no family relationships between Mr. Whitney and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. Except as set forth below, the Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Whitney, or any member of his immediate family, has a direct or indirect material interest. During the fiscal year ended December 31, 2007, the Company paid Whitney Capital LLC, a private equity investment firm where Mr. Whitney was the founder and serves as a managing member, an aggregate of approximately $544,000 in fees for consulting services. From January 1, 2008 to February 13, 2008, the Company paid Whitney Capital LLC an aggregate of approximately $88,750 in fees for consulting services.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008

DAVITA INC.

By:	/s/ Joseph Schohl
Joseph Schohl Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2008.